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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-82414, 2-91410, and 33-23512) pertaining to the Quest
Medical, Inc. Amended and Restated Stock Option Plan; the Quest Medical, Inc. Directors' Stock Option Plan; and the Quest Medical, Inc. 1987 Employees' Stock Option Plan, respectively, and the related Prospectuses of our report dated April 1, 1995, with respect to the consolidated financial statements of Neuromed, Inc. included in the Form 8-K dated March 31, 1995 of Quest Medical, Inc. filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

Dallas, Texas
June 12, 1995




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